SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|X|  Preliminary Proxy Statement     |_| Confidential, for Use of the Commission
|_|  Definitive Proxy Statement          Only (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               NETRIX CORPORATION

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)  Total fee paid:

--------------------------------------------------------------------------------
|_|  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

--------------------------------------------------------------------------------
(1)  Amount previously paid:

--------------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
(3)  Filing Party:

--------------------------------------------------------------------------------
(4)  Date Filed:

--------------------------------------------------------------------------------

                               NETRIX CORPORATION
                         13595 DULLES TECHNOLOGY DRIVE
                             HERNDON, VIRGINIA 20171

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON FRIDAY, JUNE 23, 2000

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Netrix Corporation, a Delaware corporation, will be held on Friday, June 23, 2000 at 10:00 a.m. at [Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York, 10178] to consider and act upon the following matters:

1.  To elect two Class II directors to serve until the 2002 annual meeting;

2. To change amend our Certificate of Incorporation to change our name from Netrix Corporation to Nx Networks, Inc.;

3. To amend our 1999 Long Term Incentive Plan to increase the number of authorized shares of common stock under the Plan from 4,825,000 to 7,325,000 shares;

4. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Netrix Corporation's independent public accountants for 2000; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

         Stockholders of record at the close of business on April 25, 2000 will be entitled to notice of and to vote at the meeting or any adjournment thereof. Netrix Corporation's stock transfer books will remain open following the record date.

         All stockholders of record are cordially invited to attend the meeting. Regardless of whether you expect to attend the meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed envelope to ensure that your shares are represented at the meeting.


                                           By Order of the Board of Directors,


                                            /s/  Peter J. Kendrick
                                            ------------------------------------
                                           Chief Financial Officer and Secretary
Herndon, Virginia
May __, 2000

                               NETRIX CORPORATION
                          13595 DULLES TECHNOLOGY DRIVE
                             HERNDON, VIRGINIA 20171

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 23, 2000

         This proxy statement and the enclosed proxy card are being furnished to you in connection with the upcoming Annual Meeting of Stockholders of Netrix Corporation. The meeting will be held on June 23, 2000. Our Board of Directors is soliciting proxies from holders of our common stock to ensure each stockholder has an opportunity to vote on all matters submitted to a vote of stockholders at the Annual Meeting, whether or not the stockholder will be attending the meeting in person.

         We mailed The Notice of Meeting, this proxy statement, the enclosed proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 to our stockholders on or about May __, 2000.

         Copies of the exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 are available from us upon written request and payment of an appropriate processing fee. A request for exhibits should be sent to: Investor Relations, Netrix Corporation, 13595 Dulles Technology Drive, Herndon, Virginia 20171.

         HOW TO VOTE. You may vote on each matter to be submitted to a vote of stockholders at the meeting by marking the appropriate box on the proxy card, signing it and returning it to us in the enclosed envelope. When the proxy card is properly signed and returned, your shares will be voted at the meeting by the proxyholders named on the proxy card in accordance with your directions. If the proxy card is returned without any box marked for a specified matter and without instructions on the proxy card for voting with respect to the matter, the shares will be voted on that matter either in favor of the matters set forth in the accompanying Notice of Meeting or as recommended by the Board of Directors.

         MATTERS TO BE SUBMITTED TO A VOTE. The only matters known to us to be submitted to a vote of stockholders at the Annual Meeting are:

         (1)    the election of two Class II directors;

         (2) a proposal to amend our Certificate of Incorporation to change our name from Netrix Corporation to Nx Networks, Inc.;

         (3) a proposal to amend our 1999 Long Term Incentive Plan to increase the number of shares that may be issued under the Plan by 2,500,000; and

         (4) a proposal to ratify Arthur Andersen LLP as our independent public accountants for fiscal year 1999.

         When you sign and return a proxy card, the proxy card gives the proxyholders the discretionary authority to vote your shares in accordance with their best judgment on any other business that may come before the meeting. Therefore, unless you specify otherwise on the proxy card, the proxyholders will vote your shares on any other business as recommended by the Board of Directors.

         REVOKING PROXIES. You may revoke your proxy at any time before its exercise by delivering a written revocation or a subsequently dated proxy to the Secretary of Netrix or by casting a ballot in person at the Annual Meeting. Your attendance at the Annual Meeting alone, however, will not in and of itself be deemed to revoke a proxy unless you give affirmative notice at the Annual Meeting that you revoke the proxy and vote in person by ballot at the meeting. Your voting by ballot will cancel any proxy which you previously returned as to any matter on which you vote on in person by ballot.

         NAMING OTHER PROXIES. You may designate as your proxy someone other than the persons named on the enclosed proxy card by crossing out those names and inserting the name(s) of the person(s) you wish to have act as your proxy. If you designate your own proxies, you should designate no more than three persons. If you want to designate persons to act as your proxy, you must deliver the proxy card to the designated person or persons and they must be present and vote at the Annual Meeting. Proxy cards on which you have designated other proxyholders should not be returned to us.

         WHO MAY VOTE. Holders of our Common Stock as of the close of business on April 25, 2000 are entitled to notice of and to vote at the Annual Meeting. Each share of our common stock, par value $.05 per share, is entitled to one vote. As of April 25, 2000, we had 34,159,464 shares of common stock outstanding.

         VOTES REQUIRED AND TABULATION OF VOTES. Under our By-Laws, the presence, either in person or by proxy, of stockholders holding a majority of the outstanding shares of common stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Shares of common stock present in person or represented by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

         Only those votes cast for or against a proposal are used in determining the results of a vote. Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote their shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum. With respect to the approval of any particular proposal, abstentions are considered present at the meeting, but since they are not affirmative votes for the proposal they will have the same effect as votes against the proposal. Broker non-votes, on the other hand, are not considered present at the meeting for the particular proposal for which the broker withheld authority to vote.

         The following votes are necessary to adopt the proposals expected to be acted upon at our annual meeting:

         ELECTION OF DIRECTORS: Directors are elected by a plurality, and the two nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

         CHANGE OF OUR NAME: To be adopted, the amendment to our Certificate of Incorporation to change our name must receive the affirmative vote of the majority of the shares entitled to vote. Brokers do not generally have discretion to vote shares on this matter without instruction from the beneficial owners. For purposes of this proposal, abstentions and broker non-votes have the effect of negative votes.

         APPROVAL OF AMENDMENT TO THE 1999 LONG TERM INCENTIVE PLAN. To be adopted, the amendment to the Plan must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Brokers do not generally have discretion to vote shares on this matter without instruction from the beneficial owners. Since uninstructed shares may not be voted, broker non-votes do not affect the outcome. Abstentions have the effect of negative votes.

         APPROVAL OF AUDITORS: To be adopted, this proposal must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Brokers have discretion to vote shares on this matter without instruction from the beneficial owners. For purposes of this proposal, abstentions and broker non-votes have the effect of negative votes.

         In addition to the solicitation of proxies by mail, our officers or other employees, without extra remuneration, may solicit proxies by telephone or personal contact. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of shares of common stock and will pay such persons for forwarding such material. Given the relatively short notice period preceding the Annual Meeting, we may retain a solicitation agent to help us obtain proxies. We believe the cost of a solicitation agent would be less than $10,000. We will pay all costs for the solicitation of proxies by our Board of Directors.

         A list of stockholders entitled to vote at the meeting will be available for examination by stockholders during ordinary business hours during the 10 days prior to the meeting at [Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178.]

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

         The following table sets forth certain information, as of April 25, 2000, with respect to the beneficial ownership of our common stock by:

             o   each of our Directors and nominees for Director,

             o each of our executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and

             o   all of our Directors and executive officers as a group.

         As of April 25, 2000, we believe no person beneficially owned more than 5% of the outstanding shares of our common stock.


                                                                                 Number of
                                                                                  Shares               Percentage of
                                                                               Beneficially            Common Stock
                            Beneficial Owner                                     Owned(1)              Outstanding (2)


Steven Francesco (3).........................................................   1,600,000                  4.47%

Lynn C. Chapman..............................................................     239,493                     *

Douglas J. Mello.............................................................     100,000                     *

John M. Faccibene............................................................     100,000                     *

Richard Yalen................................................................     100,000                     *

Thomas Liebermann............................................................      40,000                     *

Robert Glorioso..............................................................      31,875                     *

William Yundt................................................................      50,000                     *

All Directors and executive officers as a group
(11 persons).................................................................   3,166,376                  8.48%



*     Less than 1%

(1) The number of shares of Common Stock beneficially owned by each person is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares of Common Stock which the individual has the right to acquire within 60 days after April 25, 2000 through the exercise of any stock option or other right. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. As of April 25, 2000, all of the shares shown in this column represent shares which underly stock options. The address of each beneficial owner is care of the Company.

(2) Number of shares deemed outstanding includes 34,159,464 shares outstanding as of April 25, 2000, plus any shares subject to options held by the person or entity in question that are currently exercisable or exercisable within 60 days after April 25, 2000.

(3) Does not include 1,000,000 shares to which Mr. Francesco became entitled in connection with the OpenRoute merger but which he deferred receipt of until at least July 2000.

                          ITEM 1: ELECTION OF DIRECTORS

         Our Board of Directors is classified into three classes, designated as Class I, Class II and Class III Directors, with members of each class holding office for staggered three year terms. Currently, we have authorized three Class I Directors, two Class II Directors and three Class III Directors. The terms of the Class II Directors are scheduled to expire at the 2000 Annual Meeting. Should any nominee to be a Director become unavailable for election for any reason not presently known or contemplated, the persons named on the proxy will have the discretionary authority to vote pursuant to the proxy for a substitute.

         Biographical information with respect to each Director and each nominee to become a Director, including age, position held with Netrix, term of office as a Director, employment during the past five years, and identification of certain other directorships held is set forth below.

         NOMINEES TO BECOME CLASS II DIRECTORS (TERMS EXPIRING IN 2003)

         STEVEN T. FRANCESCO, age 43, has been a Director and Chairman of the Board since March 1999 and Chief Executive Officer of the Company since May, 1999. Mr. Francesco is founder and President of Darien Corporation, and was founder and former President and COO of SmartServ Online, Inc. From 1989 to 1991, he was Senior Vice President of Strategic Planning and Operations for a division of Cantor-Fitzgerald Securities. Mr. Francesco has served as a senior strategic advisor to GTE Advanced Network Services, KeyTrade and e-Tel. Mr. Francesco has served as a consultant to numerous companies, including AT&T, GTE, Citibank, Chemical Bank, Chase Manhattan Bank, J.J. Kenny, ADP, Telerate, and the Chicago Mercantile Exchange. Mr. Francesco founded the Market Technology Group, a computer and technology service company providing financial systems and market data retrieval to the financial services industry.

         JOHN M. FACCIBENE, age 55, has been a Director of the Company since March 1999. Since January 1999, Mr. Faccibene has been Managing Director, Americas, for IxNet, a subsidiary of IPC Information Systems, Inc. From 1997 to 1998, he was Executive Director of CIBC/Oppenheimer & Co. From 1973 to 1998, he was a senior member of the Security Industry Association (SIA), and for two years served as Chairman of the SIA Technology Management Committee. For 22
years, Mr. Faccibene has been a senior member of the Wall Street Telecommunications Association (WSTA) Executive Committee, and for three years served as President of the WSTA. He has previously served as Chairman of the NYNEX Executive Forum, Newbridge Worldwide User Group, Ascom/Timeplex User Group, and is a Director of the New York Technical College. Mr. Faccibene also serves as a Director of ADVESTA, a software company, Bridgewater Systems, a software company, and Timestep, a software security company.

         CLASS III DIRECTORS (TERMS EXPIRING IN 2001)

         LYNN C. CHAPMAN, age 46, joined the Company in December 1992 and has been a Director since February 1997. Mr. Chapman was President and Chief Executive Officer of the Company from 1997 until Mr. Francesco became an officer. When Mr. Francesco became Chief Executive Officer, Mr. Chapman became the President and Chief Operating Officer of the Company, which positions he held until the merger with OpenRoute. Prior to joining the Company, Mr. Chapman served in various management positions at Data General Corporation from 1989 to November 1992.

         THOMAS LIEBERMANN, age 59, has been a Director of the Company since the merger with OpenRoute on December 22, 1999 and he was previously a member of OpenRoute's board of directors since July 1998. Mr. Liebermann has been Chairman and Chief Executive Officer of Advanced Frequency Products, LLC, which develops specialized subsystems and components for the wireless communications and motion sensing markets, since 1997. Prior to that Mr. Liebermann was President and Chief Executive Officer of Kaye Instruments from 1989 until 1996.

         DOUGLAS J. MELLO, age 50, became a Director of the Company in April 1999. Mr. Mello was employed by Bell Atlantic and its predecessor corporations from 1965 until March, 1999. From 1997 to 1999, he served as President, Large Business Sales-North for Bell Atlantic. From 1996 to 1997, he was NYNEX Vice President-Business Marketing and Amp Sales, responsible for all business customers in the New York and New England areas. From 1994 to 1996, he served as Vice President-Sales for NYNEX Corporation. Prior to 1994, Mr. Mello was Group Vice President-Manhattan Market Area for New York Telephone, where he was responsible for the provisioning of telecommunications technology. From 1985 to 1991, he was President of Business Information Systems Corp. Mr. Mello is a director of IxNet, Inc. and of Telexis Co.

CLASS I DIRECTORS (TERMS EXPIRING IN 2002)

         DR. ROBERT M. GLORIOSO, age 50, has been a Director of the Company since the merger with OpenRoute on December 22, 1999, and he was previously a member of OpenRoute's board of directors since March 1997. Since April 1993, Dr. Glorioso has held the position of President and Chief Executive Officer of, and has served as a board member of, Marathon Technologies Corp. From January 1976 to December 1992, Dr. Glorioso held several senior executive positions at Digital Equipment Corporation, including Vice President of Information Systems Business and Vice President of Executive Consulting.

         RICHARD YALEN, age 55, became a Director of the Company in April 1999. Mr. Yalen is the Chief Executive Officer of Dynamic Telecom Engineering LLC, a telecommunications company. From 1992 to 1998, prior to joining Dynamic Telecom, Mr. Yalen served in various positions at Cable & Wireless USA, including that of Chief Executive Officer.

         WILLIAM YUNDT, age 59, has been a Director of the Company since
February 2000.   Mr. Yundt is the Vice President of Network Operations at WebTV
Networks, Inc., a wholly-owned subsidiary of Microsoft Corporation, which position he has held since 1996. From 1994 until joining WebTV, Mr. Yundt served as a Vice President of BBN Planet, the internet service arm of BBN Inc. While Director of Networking and Communications Systems at Stanford University, he founded BARRNET, the San Francisco Bay Area Regional Network, which pioneered the Internet in Northern California. Mr. Yundt managed the development of BARRNET until it was purchased by BBN in 1994.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ELECTION OF THE NOMINEES NAMED ABOVE.


             GENERAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         MEETINGS OF THE BOARD. During the fiscal year ended December 31, 1999, the Board of Directors met __ times in person or by telephonic conference meeting. Each Director listed above who was then serving attended at least 75% of all of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors of which he was a member.

         COMMITTEES OF THE BOARD. We have an Audit Committee of the Board of Directors to facilitate direct contact between our independent accountants and the Board of Directors. During 1999, the Audit Committee met one time to review the effectiveness of the accountants during the annual audit, to discuss our internal accounting policies and procedures and to consider and recommend the selection of our independent accountants. The current members of the Audit Committee are Messrs. Faccibene, Liebermann and Yalen.

         We have a Compensation Committee of the Board of Directors that recommends executive and employee compensation programs to the Board of Directors and administers our stock option and other employee stock plans. During 1999, the Compensation Committee met ___ times. The current members of the Compensation Committee are Messrs. Faccibene and Mello.

         We have an authorized Nominating Committee of the Board of Directors to recommend qualified candidates for nomination to the Board. The Nominating Committee also considers nominees recommended by stockholders if such recommendations are submitted in writing prior to the time stockholder proposals are due to be submitted for inclusion in proxy materials. During 1999, the Nominating Committee was inactive and members were not appointed.

COMPENSATION OF DIRECTORS

         In 1999, each member of the Board of Directors who was not an employee of the Company was paid a one time grant of 50,000 stock options with an exercise price equal to $3.31, the fair market value on the grant date. On September 30, 1999, the Company repriced the options issued to the Board of Directors to $2.50 per share, the then market value. In recognition of the demands placed upon the Board in connection with the OpenRoute transaction, each Director who was not an employee of the Company was granted an additional 50,000 options at December 2, 1999 with an exercise price equal to the market price on such date. Although the Board compensation for 2000 has not been fixed, we anticipate that each non-employee Director will be granted an additional 25,000 stock options for 2000 and each subsequent year with an exercise price equal to the fair market value on the grant date. In addition, Directors are reimbursed for all reasonable expenses incurred by them in connection with their attendance at Board or Committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee for 1999 were Messrs. Mello and Faccibene. None of the executive officers of the Company currently serves on the compensation committee of another entity or any other committee of the board of directors of another entity performing functions similar to the Compensation Committee. No interlocking relationships exist between the Company's Board of Directors or its Compensation Committee and the board of directors of compensation committee of any other company.

                       COMPENSATION OF EXECUTIVE OFFICERS


         SUMMARY COMPENSATION TABLE.

         The following table sets forth information concerning the compensation for the last three fiscal years of the Company's Chief Executive Officer and the Company's other most highly compensated executive officers who earned at least $100,000 in Salary and Bonus in 1999 (together, the "Named Executive Officers") for the year ended December 31, 1999.


                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term Compensation Awards
                                                                               ----------------------------------
                                            Annual Compensation                Securities
                                    ----------------------------------         Underlying            All Other
Name/Position                Year   Salary($)    Bonus($)     Other(5)         Options(#)           Compensation
------------------           ----   ---------    --------     -----            ----------           ------------
Steven T. Francesco(1)       1999    126,201        --       15,000(2)         1,600,000        1,000,000 shares(3)
    Chief Executive          1998       --          --          --                    --                 --
    Officer, Chairman of     1997       --          --          --                    --                 --
    the Board of
    Directors and
    Director

Lynn C. Chapman (4)          1999    156,834        --        1,000(5)            50,000                 --
    Chief Operations         1998    160,000       6,583         --              100,000                 --
    Officer, Vice            1997    156,546      21,750      2,375(5)            29,000                 --
    Chairman of the Board
    of Directors and
    Director

Karl W. Finkelnburg(6)       1999    142,602        -           956(5)                --                 --
    Former Vice President    1998    163,658        -           900(5)                --                 --
    Sales and American       1997    197,230        -         1,544(5)                --                 --
    Operations


(1)  Mr. Francesco became the Chief Executive Officer in May, 1999.
(2)  Represents reimbursement of moving expenses.

(3) Upon the merger with OpenRoute, Mr. Francesco became entitled to 1,00,000 shares of common stock pursuant to the change of control provisions of his employment contract. Mr. Francesco deferred receipt of such payment until 2000.
(4)  Mr. Chapman was Chief Executive Officer through May, 1999.
(5)  Represents matching 401(k) plan contributions by the Company.
(6)  Mr. Finkelnburg resigned from the Company effective December 31, 1999.


OPTION GRANTS

         The following table summarizes option grants during 1999 to the Named Executive Officers:


                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

----------------------------------------------------------------------------------------------------------------------------
                                                                                         Percent Potential Realizable
                                                                                        Value At Assumed Annual Rates
                                                                                         of Stock Price Appreciation
----------------------------------------------------------------------------------------------------------------------------
Name                       Options         % of Total   Exercise    Market    Expiration  0%($)       5%($)        10%
                           Granted           Options     Price     Price (B)     Date                  (C)         ($)
                           (#)(A)          granted to    (%/
                                            employees   Share)
----------------------------------------------------------------------------------------------------------------------------

Steven T. Francesco       400,000(D)(E)                 $1.50       3.31        7/22/09   724,000     1,557,000   2,834,000
                        1,200,000(D)(E)      23.9        2.75       3.31        7/22/09   672,000     3,170,000   7,002,000
Lynn C. Chapman            50,000(D)           *         2.50       2.50        9/29/09        --       78,000      199,000
Karl Finkelnburg           -0-                 *          N/A       N/A           N/A       N/A            N/A         N/A



* less than 1 percent of total options granted to employees.

(A) Under the terms of the Company's incentive stock option plan, the Board of Directors retains discretion, subject to plan limits, to modify the terms of the outstanding options and to reprice the options. The options were granted for a term of 10 years, subject to earlier termination in the event of termination of employment. The options were granted with tandem tax withholding rights.

(B)    Equals fair market value of common stock on the date of grant.

(C) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 0%, 5% and 10% compounded annually from the date of grant to their expiration date. Actual gains, if any, on stock option exercises will depend upon the future performance of the common stock and the date on which the options are exercised.

(D) Identified options were granted September 29, 1999, and became 100% vested and exercisable at December 23, 1999. Vesting was accelerated due to the OpenRoute merger.

(E)   Identified options were granted based on terms of employment contract.

OPTION EXERCISES AND YEAR-END VALUES

         The following table summarizes option exercises during 1999 by the Named Executive Officers and the value of the options held by such persons at the end of 1999:


   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES


                                 Shares                      Number of                    Value of Unexercised
                                Acquired                 Unexercised Options               In-the-Money Options
                                   On         Value     at Fiscal Year-End (#)           at Fiscal Year-End ($)
                                Exercise    Realized  --------------------------------  -------------------------
       Name                       (#)         ($)     Exercisable\Unexercisable         Exercisable\Unexercisable
      ------                   ---------     -------  --------------------------------  -------------------------

Steven Francesco                  --           --      1,600,000       --               20,000,000       --
Lynn C. Chapman                   --           --        204,784     86,216              2,547,981    1,032,302
Karl Finkelnburg                  --           --         15,692       --                  185,293       --




EMPLOYMENT AGREEMENT

         Steven T. Francesco, the Chairman and Chief Executive Officer of the Company, entered into an employment agreement effective as of March 22, 1999. The term of Mr. Francesco's agreement is through March 21, 2002. Under the agreement, Mr. Francesco is paid a base salary of $160,000 per annum, and he is eligible for an annual bonus to be established in the sole discretion of the compensation committee of the Company's Board. In addition, Mr. Francesco has been issued options to purchase 1,600,000 shares of Netrix common stock. The first 400,000 options have an exercise price of $1.50 per share and vested upon grant. The remaining 1,200,000 options are exercisable at $2.75 per share and 400,000 options were scheduled to vest on each anniversary of the agreement, subject to acceleration if certain performance criteria are met. Pursuant to the stock option plan under which the options were granted, all 1,200,000 options vested upon consummation of the OpenRoute merger. Mr. Francesco's employment agreement also provides that, in the event of a change in control of Netrix, Mr. Francesco will be issued 1,000,000 shares of Netrix common stock. Mr. Francesco became entitled to these shares in connection with the OpenRoute merger, but he deferred receipt of such shares until at least July 2000. In the event Mr. Francesco's employment is terminated by Netrix without cause or by Mr. Francesco for good reason, as these terms are described in the employment agreement, he will be entitled to: (1) receive an amount equal to three times his base salary,
(2) accelerated vesting of all of his stock options and (3) participation in Netrix benefit plans for up to three years. Mr. Francesco's employment agreement also contains non-compete provisions for between one and three years after termination of this employment, that relate to the manner in which his employment is terminated; provided, that if Mr. Francesco voluntarily resigns from Netrix, there will be no non-compete covenant unless Netrix pays him an amount equal to one year's salary, in which case the non-compete period will be one year. If the payment to Mr. Francesco upon termination or change of control results in the imposition of a excise tax pursuant to Section 280G of the Internal Revenue Code, Netrix will pay to Mr. Francesco a tax "gross-up" payment equal to the amount of his resulting tax liability.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         In February 2000, the Company entered into a $10.0 million line of credit agreement with its chief executive officer, Steven T. Francesco. The loan agreement provided for interest of prime plus 5% on the outstanding principal. No amounts were borrowed under this agreement. Per the agreement, the line was terminated in March 2000 upon the Company completing an equity offering greater than $10.0 million.

COMPARATIVE STOCK PERFORMANCE

         The following chart compares cumulative total stockholder return on our common stock during the period from December 31, 1994, through December 31, 1999, with the cumulative return over the same period of (1) the Russell 2000 Index and (2) a peer group* of publicly-traded companies selected by us for purposes of this comparison. The chart assumes the investment of $100 at the close of trading on December 31, 1994 in our common stock, the Russell 2000 Index and the specified peer group and assumes reinvestment of dividends. Measurement points are at December 31, 1994, December 31, 1995, December 31, 1996, December 31, 1997, December 31, 1998, and December 31, 1999.



                         COMPARATIVE STOCKHOLDER RETURNS
             NETRIX CORPORATION, RUSSELL 2000 INDEX AND PEER GROUP*
              (PERFORMANCE RESULTS FROM 12/31/94 THROUGH 12/31/99)

                                  1994           1995           1996           1997          1998           1999
                               ------------    ----------     ----------    -----------    ----------     ----------


NETRIX CORPORATION                 $100.00        $50.00         $51.53         $11.48        $25.68        $161.49

RUSSELL 2000 INDEX                 $100.00       $128.40        $149.66        $183.13       $178.46        $216.40

CURRENT PEER GROUP                 $100.00       $174.28        $200.75        $142.37        $68.92         $92.10



*  The peer group includes the following companies: Coyote Network Systems Inc.
   (CYOE), E Net Inc. (ETEL), Hypercom Corp. (HYC), Olicom AS (OLCMF), Network Equipment Technologies Inc. (NWK), Pairgain Technologies Inc. (PAIR), Sync Research, Inc. (SYNX), Verilink Corp. (VRLK), Vocaltec Communications Ltd.
   (VOCL). The stockholder returns of each company have been weighted to reflect relative market capitalization. OpenRoute Networks, Inc. was removed from the peer group we used in the proxy statement for the 1999 Annual Meeting of Stockholders because they were acquired by us and ceased to be a public company.

                        REPORT ON EXECUTIVE COMPENSATION
                  BY THE COMPENSATION COMMITTEE OF THE BOARD OF
                                   DIRECTORS

         Policies pertaining to the compensation of Netrix's executive officers are established and administered by the Compensation Committee of the Board of Directors (the "Committee"). Pursuant to Netrix's By-Laws, the Committee is composed of two non-employee directors. Currently, the members of the Committee are Messrs. Faccibene and Mello. All decisions made by the Committee relating to compensation of the Company's executive officers are reviewed by the full Board of Directors. This report, submitted by the Committee, addresses Netrix's policies during 1999 as applied to Netrix's Chief Executive Officer and the two next most highly compensated executive officers of Netrix. The Committee was appointed in April 1999 in connection with substantial changes to the composition of the Board of Directors. Accordingly, the Committee did not fix the 1999 salaries for executive officers who held their offices prior to the appointment of the Committee. The Committee, however, did establish the compensation for Mr. Francesco, who became the Chief Executive Officer of Netrix in May 1999, and the executive officers who joined the Company after April 1999.

         OBJECTIVES. Netrix's executive compensation program was designed to promote the following objectives:

         o to provide competitive compensation that would help attract, retain and reward highly qualified executives who contribute to the long-term success of Netrix, especially in light of the efforts to recruit new executives in 1999; and

         o to align management's interests with stockholders' interests by providing long-term equity incentives to management.

         The Committee believes that Netrix's executive compensation program provides an overall level of compensation that is competitive within its industry and among companies of comparable size and complexity. To ensure that compensation is competitive, Netrix regularly compares its compensation practices with those of other similar companies and sets its compensation guidelines based on this review. The Committee also seeks to achieve an appropriate balance of the compensation paid to a particular individual and the compensation paid to other executives both inside Netrix and at comparable companies and attempts to maintain an appropriate mix of salary and incentive compensation. While compensation data are useful guides for comparative purposes, the Committee believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance.

         To attract the quality of executives Netrix considers necessary to enable it to succeed in its business plan, the Committee has increased the use of equity incentive compensation in 1999 relative to prior years. Also, in light of the increased use of equity incentives and the cash constraints Netrix faced in 1999, the Committee discontinued the program previously in effect of paying monthly cash bonus installments based on the economic performance of Netrix. The Committee believes that these changes are consistent with the trend in the industry in which Netrix operates, and are necessary for Netrix to continue to attract additional qualified management, sales and technical employees.

              In 1999, Netrix recruited a new Chief Executive Officer and Chief Financial Officer, and we entered into employment contracts with each of them. To date in 2000, Netrix has recruited additional senior executive officers, and we entered into employment contracts with each of them. The employment contracts are consistent with the objectives of the Committee's employment program described in this report.

         COMPOSITION OF THE PROGRAM. Netrix's executive compensation program typically consists of base salary, annual incentive compensation and long-term equity incentives in the form of stock options. Executive officers also are eligible to participate in certain benefit programs that generally are available to all employees of Netrix, such as life insurance programs, Netrix's Employee Stock Purchase Plan and medical and 401(k) savings plans.

         BASE SALARY. At the beginning of each fiscal year, the Committee establishes an annual salary plan for senior executive officers based upon recommendations from the Chief Executive Officer. The Committee attempts to set base salary compensation within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and success. In addition to external market data, salary determinations depend upon both Netrix's financial performance and an individual's performance as measured by certain subjective non-financial criteria. These non-financial criteria include the individual's contributions to Netrix as a whole, including the ability to motivate others, the individual's capacity to develop new skills as Netrix matures, ability to recognize and pursue new business opportunities and ability to initiate programs to enhance the present and future growth and success of Netrix. In 1999, the Committee was appointed after the initial establishment of salaries for continuing executive officers. The Committee, however, established the salary for the Chief Executive Officer and, based on the recommendation of the Chief Executive Officer, the salary of each new executive officer who joined Netrix in 1999 and 2000.

         ANNUAL INCENTIVE COMPENSATION. Netrix's bonus program traditionally was designed to provide its key employees with cash incentives to achieve Netrix's financial goals. At the beginning of each year, the Committee typically established target annual bonuses for each executive officer to be awarded if Netrix achieved its target net income for the year. Cash bonuses were then paid monthly based upon Netrix's ongoing financial performance on a monthly and year-to-date basis. In 1999, the Committee did not rely on cash bonuses as an important part of the compensation structure. Performance criteria were not established for executive officers at the beginning of the year, and bonuses were not paid under this structure for 1999. Commencing in 2000, the Committee intends to evaluate the individual performance of the executive officers, taking into account the recommendations of the Chief Executive Officer, and the performance of Netrix as a whole, and make appropriate bonus awards. No executive officer has been given any guaranteed bonus or target bonus amount for 2000.

                  LONG-TERM INCENTIVE COMPENSATION. Netrix's stock option plan is designed to promote an identity of long-term interests between Netrix's employees and its stockholders as well as to assist in the retention of key executives. The size of option grants under the plan generally is intended to reflect the recipient's position with Netrix and his or her contributions to the company. Stock options typically vest over a multi-year period in order to encourage recipients to continue their employment with Netrix.

                  OTHER BENEFITS. Netrix's executive officers are entitled to receive medical and life insurance benefits and to participate in Netrix's 401(k) Retirement Savings Plan on the same basis as other full-time employees of Netrix. Netrix's 1992 Employee Stock Purchase Plan, which is available to virtually all employees including executive officers, allows participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of a purchase period. In addition, as part of the recruitment of new executive officers, Netrix has granted certain change of control protections to some of the officers. The Committee believes that many of the newly recruited executives would not have been willing to join Netrix without these protections.

         SUMMARY OF COMPENSATION OF CHIEF EXECUTIVE OFFICER. In May 1999, Mr. Francesco joined Netrix as Chief Executive Officer. The Committee negotiated an employment contract with Mr. Francesco that provided for his compensation for 1999. The terms of the contract are described in detail under the caption "Employment Agreement" on page 10 of this Proxy Statement. As a result of Netrix's cash requirements at the time the contract was entered into, the contract primarily provided Mr. Francesco with the opportunity to earn additional equity-based compensation in the form of stock options for continuing his employment with Netrix. The salary in the contract is fixed at $160,000 per annum. At the time of the merger with OpenRoute, executives of OpenRoute were earning well in excess of this salary level. Accordingly, in December 1999 the Committee increased Mr. Francesco's annual salary to $275,000 per annum. No bonus was paid to Mr. Francesco with respect to 1999.

      COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). In connection with making decisions with respect to executive compensation, the Committee has taken into account, as one of the factors which it considers, the provisions of
Section 162(m) of the Internal Revenue Code, which limits the deductibility by Netrix of certain categories of compensation in excess of $1,000,000 paid certain executive officers.

                                             COMPENSATION COMMITTEE
                                             John M. Faccibene
                                             Douglas J. Mello

                 ITEM 2: CHANGE OF OUR NAME TO NX NETWORKS, INC.

         Stockholders are being asked to consider and approve an amendment to our Certificate of Incorporation to change our name from Netrix Corporation to Nx Networks, Inc. The text of our Certificate of Incorporation, as proposed to be amended, is set forth in Exhibit A.

         In connection with the merger of Netrix Corporation and OpenRoute Networks, Inc we started to conduct business under the name Nx Networks, Inc. Our goal is to reinforce that a new company emerged from the combination of Netrix Corporation and OpenRoute Networks, Inc. To date, we have used Nx Networks as a "d/b/a" or "doing business as." The proposed amendment to our Certificate of Incorporation permits us to formally change the name of the corporation to Nx Networks.

         If the proposal is approved by the stockholders at the Annual Meeting, it will become effective at the time we file an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME TO NX NETWORKS, INC.

             ITEM 3: AMENDMENT OF THE 1999 LONG-TERM INCENTIVE PLAN

          The Board of Directors approved, subject to stockholder approval, an amendment to our 1999 Long-Term Incentive Plan to increase by 2,500,000 shares the number of shares of common stock subject to the Plan. The Plan is an incentive and non-qualified stock-based award plan that currently authorizes the issuance of up to 4,825,000 shares of common stock to our employees, officers, directors and consultants through the granting of incentive and non-qualified stock options, stock appreciation rights, restricted stock, deferred stock, bonus stock, dividend equivalents and other stock-based awards. A complete copy of the Plan is attached to this proxy statement as Exhibit B.

          Under our stock option plans currently in effect, including those we assumed in connection with the acquisitions of OpenRoute Networks, Inc. and AetherWorks Corporation, we have a total of ____ shares of our common stock available for option grants. As of April 25, 2000, we had ___ options outstanding, which leaves us with ____ shares available for grant. The Board deems it advisable to increase the number of available shares of Common Stock and to expand the types of awards which may be made under the plan.

         PURPOSE OF THE PLAN. The purpose of the Plan is to advance the interests of Netrix and its stockholders by providing a means to attract, retain and reward directors, officers and other key employees and consultants and to enable those persons to acquire or increase a proprietary interest in Netrix, thereby promoting a closer identity of interests between them and our stockholders.

         PLAN ADMINISTRATION. The Plan will be administered by the Compensation Committee of the Board of Directors. The Committee currently is comprised of Messrs. Faccibene and Mello.

         TYPES OF AWARDS AVAILABLE UNDER THE PLAN. The Committee may issue up to 6,500,000 shares of the common stock to our employees, officers, directors or consultants.

         STOCK OPTIONS. The Committee may grant nonqualified stock options and incentive stock options with the exercise price, timing and method of exercise to be determined by the Committee. The terms of any incentive stock option must comply with Section 422 of the Internal Revenue Code. Unless otherwise determined by the Committee, stock options must be exercised within three months after a termination of employment. However, if a participant is terminated for cause, his options shall terminate as of the date of such termination.

         STOCK APPRECIATION RIGHTS. A stock appreciation right ("SAR") gives the recipient the right to receive, upon exercise, the excess of the fair market value of one share of stock on the date of exercise over the grant price of the SAR on the date of the grant (which will not be less than the fair market value of one share of Common Stock on the date of the grant). The Committee shall determine the times at which such SARs may be exercised, the method for such exercise, and all other terms and conditions applicable to SARs.

         RESTRICTED STOCK. Restricted stock is granted subject to restrictions on transferability which lapse after a specified period of time. The Committee shall determine the restrictions applicable to restricted stock and the method in which any dividends on such restricted stock will be paid. Unless otherwise provided in the award agreement, restricted stock will be forfeited if the participant terminates his employment during the applicable restriction period.

         DEFERRED STOCK. Deferred stock is delivered to participants after the expiration of the deferral period specified in the award agreement, subject to any restrictions imposed by the Committee. Unless otherwise provided in the award agreement, deferred stock will be forfeited if the Participant terminates his employment during the applicable restriction period.

         BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS. The Committee may grant stock as a bonus, or grant stock and other awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements.

         DIVIDEND EQUIVALENTS. The Committee may grant dividend equivalents, which entitle the recipient to receive cash, Common Stock, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock.

         OTHER AWARDS. Finally, the Committee may grant other stock-based awards that may be denominated in, payable in or valued in whole or in part by reference to or relation to the Company's Common Stock. Such awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee and awards valued by reference to the book value of the Common Stock or the value of the securities of specified subsidiaries of the Company or the performance of specified subsidiaries.

         OTHER INFORMATION. The Committee shall determine the term of each award granted under the Plan, provided, however, that in no event shall the term of any incentive stock option or SAR granted in tandem therewith exceed a period of ten years from the date of grant. The Board of Directors has a limited right to modify or amend the proposed plan.

         As promptly as practical after the amendment to the 1999 Plan is approved, we will file a registration with the Securities and Exchange Commission to permit the resale of the additional common stock issuable under the 1999 Plan (subject to vesting and other requirements) to the public. During the term of the proposed 1999 Plan, our eligible Directors, officers, employees and consultants will receive, upon exercise, the opportunity to profit from any rise in the market value of our common stock. Consequently, the equity interest of other stockholders of Netrix will be diluted. The grant and exercise of options also may affect our ability to obtain additional capital during the term of any options.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1999 LONG-TERM INCENTIVE PLAN.

               ITEM 4: SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP has been recommended by the Audit Committee and selected by the Board of Directors to audit our books and accounts for 1999.

         Arthur Andersen LLP has advised us that neither it nor any of its members has any direct financial interest in Netrix as a promoter, underwriter, voting trustee, director, officer or employee.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANT.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, certain officers and persons holding more than 10% of a registered class of the Company's equity securities to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "Commission") and the Nasdaq National Market. Directors, certain officers and greater than 10% stockholders are also required by Commission regulations to furnish the Company with copies of all such reports that they file. Based on the Company's review of copies of such forms provided to it, the Company believes that all filing requirements were complied with during the fiscal year ended December 31, 1999, except for one late filing of a Form 3 and Form 4 by Peter Kendrick, in his capacity as an executive officer, and one late filing of a Form 4 by each of Messrs. Faccibene, McNulty, Mello and Yalen, in their capacity as directors of the Company.

          STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING OF STOCKHOLDERS

         Proposals which stockholders wish to have considered for inclusion in the proxy statement for the 2001 Annual Meeting of Stockholders must be received at our principal executive offices on or before February 11, 2000. The address of our principal executive office is: Netrix Corporation, 13595 Dulles Technology Drive, Herndon, Virginia, 20171.

                                                                    EXHIBIT A



                            PROPOSED AMENDMENT TO THE
                            ARTICLES OF INCORPORATION

                  We will amend Article First to our Certificate of Incorporation if the amendment is approved by stockholders at the Annual Meeting. Set forth below is the proposed amendment. The proposed new text is in italics and the proposed deletions are indicated by overstriking.

                                  ARTICLE FIRST

                  FIRST: The name of the corporation is NX NETWORKS, INC. Netrix Corporation.

                                                                     EXHIBIT B



                              AMENDED AND RESTATED
                               NETRIX CORPORATION

                          1999 LONG-TERM INCENTIVE PLAN

     1. PURPOSE. The purpose of this 1999 Long-Term Incentive Plan (the "Plan") of Netrix Corporation, a Delaware corporation (the "Company"), is to advance the interests of the Company and its stockholders by providing a means to attract, retain, and reward directors, officers and other key employees and consultants of the Company and its subsidiaries (including consultants providing services of substantial value) and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company's stockholders.

     2. DEFINITIONS. The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents, and Other Stock-Based Awards, are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed "Awards." For purposes of the Plan, the following additional terms shall be defined as set forth below:

         (a) "AWARD AGREEMENT" means any written agreement, contract, or other instrument or document evidencing an Award.

         (b) "BENEFICIARY" shall mean the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant's death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

         (c)    "BOARD" means the Board of Directors of the Company.

         (d)    A "CHANGE IN CONTROL" shall be deemed to have occurred if:

                (i) any person, other than the Company or an employee benefit plan of the Company, acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition such Person is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding voting securities of the Company;

                (ii) the stockholders of the Company shall approve a merger, consolidation, recapitalization, or reorganization of the Company, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

                (iii) the stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company's assets (i.e., 50% or more of the total assets of the Company).

         (e) "CODE" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

         (f) "COMMITTEE" means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; PROVIDED, HOWEVER, that to the extent necessary to comply with Rule 16b-3, the Committee shall consist of two or more directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3.

         (g)`"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

         (h) "FAIR MARKET VALUE" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee, provided, however, that (i) if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Fair Market Value of such Stock on a given date shall be based upon the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations, (ii) the "fair market value" of Stock on the date on which shares of Stock are first issued and sold pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission shall be the Initial Public Offering price of the shares so issued and sold, as set forth in the first final prospectus used in such offering and (iii) the "fair market value" of Stock prior to the date of the Initial Public Offering shall be as determined by the Board of Directors.

         (i) "INITIAL PUBLIC OFFERING" shall mean an initial public offering of shares of Stock in a firm commitment underwriting registered with the Securities and Exchange Commission in compliance with the provisions of the 1933 Act.

         (j) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

         (k) "NON-EMPLOYEE DIRECTOR" shall mean a member of the Board who is not otherwise an employee of the Company or any subsidiary.

         (l)    "PARTICIPANT" means a person who, at a time when eligible under
Section 5 hereof, has been granted an Award under the Plan.

         (m) "RULE 16B-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

         (n) "STOCK" means the Common Stock, $.05 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 4.

3.   ADMINISTRATION.

         (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

                (i)    to select Participants to whom Awards may be granted;

                (ii) to determine the type or types of Awards to be granted to each Participant;

                (iii) to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

                (iv) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be cancelled, forfeited, or surrendered;

                (v) to determine whether, to what extent, and under what circumstances cash, Stock, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant;

                (vi) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

                (vii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

                (viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

                (ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

         (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. Unless authority is specifically reserved to the Board under the terms of the Plan, the Company's Certificate of Incorporation or Bylaws, or applicable law, the Committee shall have sole discretion in exercising authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Participants not subject to
Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, if applicable, and other applicable law.

         (c) LIMITATION OF LIABILITY. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

     4.  STOCK SUBJECT TO PLAN.

         (a) AMOUNT OF STOCK RESERVED. The total amount of Stock that may be subject to outstanding Awards, determined immediately after the grant of any Award, shall not exceed 7,325,000 shares of the total number of shares of Stock outstanding. Shares subject to ISOs, Restricted Stock or Deferred Stock Awards shall not be deemed delivered if such Awards are forfeited, expire or otherwise terminate without delivery of shares to the Participant. If an Award valued by reference to Stock may only be settled in cash, the number of shares to which such Award relates shall be deemed to be Stock subject to such Award for purposes of this Section 4(a). Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares.

         (b) ADJUSTMENTS. In the event of any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock deemed to be available thereafter for grants of Awards under Section 4(a) (including with respect to the limitations relating to ISOs and to Restricted and Deferred Stock), (ii) the number and kind of shares of Stock that may be delivered or deliverable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cash payments in exchange for an Award or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. The foregoing notwithstanding, no adjustments shall be authorized under this Section 4(c) with respect to ISOs or SARs in tandem therewith to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, and no such adjustment shall be authorized with respect to Options or other Awards granted in accordance with Section 7(f) hereof to the extent that such authority would cause such Options or other Awards to fail to qualify as "performance-based compensation" under Section 162(m)(4)(C) of the Code and regulations thereunder (including Regulation 1.162-27(e)(2)).

     5. ELIGIBILITY. Executive officers and other key employees of the Company and its subsidiaries, including any director and persons who provide consulting or other services to the Company deemed by the Committee to be of substantial value to the Company, are eligible to be granted Awards under the Plan. In addition, a person who has been offered employment by the Company or its subsidiaries is eligible to be granted an Award under the Plan, provided that such Award shall be cancelled if such person fails to commence such employment, and no payment of value may be made in connection with such Award until such person has commenced such employment. The foregoing notwithstanding, Non-Employee Directors who are members of the Committee shall not be eligible to be granted Awards under the Plan.

     6.  SPECIFIC TERMS OF AWARDS.

         (a) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant. Except as provided in Sections 6(f), 6(h), or 7(a), or to the extent required to comply with requirements of the Delaware General Corporation Law that lawful consideration be paid for Stock, only services may be required as consideration for the grant (but not the exercise) of any Award.

         (b) OPTIONS. The Committee is authorized to grant Options to Participants (including "reload" options automatically granted to offset specified exercises of options) on the following terms and conditions:

                (i) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee.

                (ii) TIME AND METHOD OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other Company plans, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

                (iii) ISOS. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no ISO shall be granted more than ten years after the effective date of the Plan. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs shall not be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code.

                (iv) TERMINATION OF EMPLOYMENT. Unless otherwise determined by the Committee, upon termination of a Participant's employment with the Company and its subsidiaries, such Participant may exercise any Options during the three month period following such termination of employment, but only to the extent such Option was exercisable immediately prior to such termination of employment. Notwithstanding the foregoing, if the Committee determines that such termination is for cause, all Options held by the Participant shall immediately terminate.

         (c) STOCK APPRECIATION RIGHTS. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

                (i) RIGHT TO PAYMENT. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair Market Value of one share at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7(a), shall be not less than the Fair Market Value of one share of Stock on the date of grant.

                (ii) OTHER TERMS. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised upon the occurrence of a Change in Control may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

         (d) RESTRICTED STOCK. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

                (i) GRANT AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

                (ii) FORFEITURE. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; PROVIDED, HOWEVER, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes. Notwithstanding anything contained herein to the contrary (other than Section 7(g)), all Restricted Stock Awards, other than an Award granted pursuant to Section 7(f), shall be forfeited upon a Participant's termination of employment or other service with the Company and its subsidiaries within three years of the date the award is granted, provided, however, that the Committee may make exceptions in the event such termination is by reason of the Participant's death or disability.

                (iii) CERTIFICATES FOR STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

                (iv) DIVIDENDS. Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

         (e) DEFERRED STOCK. The Committee is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:

                (i) AWARD AND RESTRICTIONS. Delivery of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments, or otherwise, as the Committee may determine.

                (ii) FORFEITURE. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; PROVIDED, HOWEVER, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of termination resulting from specified causes. Notwithstanding anything contained herein to the contrary (other than Section 7(g)), all Deferred Stock Awards, other than an Award granted pursuant to Section 7(f), shall be forfeited upon a Participant's termination of employment or other service with the Company and its subsidiaries within three years of the date the award is granted, provided, however, that the Committee may make exceptions in the event such termination is by reason of the Participant's death or disability.

         (f) BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, such cash amounts are determined under such other plans in a manner that complies with applicable requirements of Rule 16b-3 so that the acquisition of Stock or Awards hereunder shall be exempt from Section 16(b) liability. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

         (g) DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles as the Committee may specify.

         (h) OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 6(h).

     7.  CERTAIN PROVISIONS APPLICABLE TO AWARDS.

         (a) STAND-ALONE, ADDITIONAL, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

         (b) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee; PROVIDED, HOWEVER, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

         (c) FORM OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

         (d)    RULE 16B-3 COMPLIANCE.

                (i) SIX-MONTH HOLDING PERIOD. Unless a Participant could otherwise exercise a derivative security or dispose of Stock delivered upon exercise of a derivative security granted under the Plan without incurring liability under Section 16(b) of the Exchange Act, (i) Stock delivered under the Plan other than upon exercise or conversion of a derivative security granted under the Plan shall be held for at least six months from the date of acquisition, and (ii), with respect to a derivative security granted under the Plan, at least six months shall elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

                (ii) TRANSFERABILITY. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution (or pursuant to a Beneficiary designation).

                (iii) REFORMATION TO COMPLY WITH EXCHANGE ACT RULES. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) under the Exchange Act in connection with any grant of Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act Rules or acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement relating to an Award does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b). In addition, other provisions of the Plan notwithstanding, the exercise price of any Award carrying a right to exercise granted to a Participant subject to Section 16 of the Exchange Act shall be not less than 50% of the Fair Market Value of Stock as of the date such Award is granted if such pricing limitation is required under Rule 16b-3 at the time of such grant.

         (e) LOAN PROVISIONS. With the consent of the Committee, and subject at all times to, and only to the extent, if any, and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

         (f) PERFORMANCE-BASED AWARDS TO "COVERED EMPLOYEES". Other provisions of the Plan notwithstanding, the provisions of this Section 7(f) shall apply to any Award the exercisability or settlement of which is subject to the achievement of performance conditions (other than an Option or SAR granted with an exercise or base price at least equal to 100% of Fair Market Value of Stock on the date of grant) if such Award is granted to a person who, at the time of grant, is a "covered employee." The definition of "covered employee," and other terms used in this Section 7(f), shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder (including Regulation 1.162-27). The performance objectives for an Award subject to this Section 7(f) shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee but subject to this Section 7(f). Performance objectives shall be objective and shall otherwise meet the requirements (including the shareholder approval requirements) of Section 162(m)(4)(C) of the Code and regulations thereunder (including Regulation 1.162-27(e)(2)). The following business criteria shall be used by the Committee in connection with a performance objective:

                (1)      Annual earnings before payment of taxes and interest;
                (2)      Annual earnings per share; and/or
                (3)      Annual return on common equity.

Achievement of performance objectives shall be measured over a period of one, two, three, or four years, as specified by the Committee. No business criteria other than those named above may be used in establishing the performance objective for an Award to a covered employee. For each such Award relating to a covered employee, the Committee shall establish the targeted level or levels of performance for each business criteria. Performance objectives may differ for Awards under this Section 7(f) to different covered employees. The Committee may determine that an Award under this Section 7(f) shall be payable upon achievement of any one of the performance objectives or may require that two or more of the performance objectives must be achieved in order for an Award to be payable. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an Award under this Section 7(f), but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion. All determinations by the Committee as to the achievement of performance objectives shall be made in writing. The Committee may not delegate any responsibility under this Section 7(f).

         (g) ACCELERATION UPON A CHANGE OF CONTROL. Notwithstanding anything contained herein to the contrary, unless otherwise provided by the Committee in an Award Agreement, all conditions and/or restrictions relating to the continued performance of services and/or the achievement of performance objectives with respect to the exercisability or full enjoyment of an Award shall immediately lapse upon a Change in Control.

     8.  GENERAL PROVISIONS.

         (a) COMPLIANCE WITH LEGAL AND EXCHANGE REQUIREMENTS. The Company shall not be obligated to deliver Stock upon the exercise or settlement of any Award or take other actions under the Plan until the Company shall have determined that applicable federal and state laws, rules, and regulations have been complied with and such approvals of any regulatory or governmental agency have been obtained and contractual obligations to which the Award may be subject have been satisfied. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Award until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock under the Plan.

         (b) TRANSFERABILITY. Except as otherwise set forth in Section 7(d)(ii), Awards and other rights of Participants under the Plan may not be transferred to third parties, pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of creditors.

         (c) NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or person providing consulting or other services the right to be retained in the employ or service of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any employee's employment or terminate any contract with a person providing consulting or other services at any time.

         (d) TAXES. The Company or any subsidiary is authorized to withhold from any Award granted or to be settled, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

         (e) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; PROVIDED, HOWEVER, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; PROVIDED, HOWEVER, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award.

         (f) NO RIGHTS TO AWARDS; NO STOCKHOLDER RIGHTS. No Participant, employee, or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees, and other persons. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award.

         (g) UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; PROVIDED, HOWEVER, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

         (h) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

         (i) NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         (j) COMPLIANCE WITH CODE SECTION 162(M). It is the intent of the Company that Options and other Awards subject to the performance objectives specified under Section 7(f) granted under the Plan to persons who are "covered employees" within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27(c)(2)) shall constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27(e), and subject to the transition rules under Regulation 1.162-27(h)(2)) thereunder. Accordingly, if any provision of the Plan or any Award Agreement relating to such an Award granted to a "covered employee" does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable to a "covered employee" in connection with any such Award upon attainment of the performance objectives.

         (k) GOVERNING LAW. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the Delaware General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

         (l) EFFECTIVE DATE; PLAN TERMINATION. The Plan shall become effective as of the date of its adoption by the Board and shall continue in effect until terminated by the Board.

                               NETRIX CORPORATION

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND
             WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION,
                  THIS PROXY WILL BE VOTED "FOR" EACH PROPOSAL.

The undersigned hereby appoints Steven T. Francesco and Lynn C. Chapman as Proxies, with the full power of substitution, and hereby authorizes them to represent and vote, as designated herein, all shares of common stock of Netrix Corporation held of record by the undersigned on April 25, 2000, at the Annual Meeting of Stockholders to be held on June 23, 2000, or any adjournment thereof, upon all such matters as may properly come before the Meeting.

|X|  Please mark your votes as in     If you plan to attend the Annual Meeting,
     this example.                    place an X in this box.      |_|



1.   ELECTION OF DIRECTORS.

FOR the nominees listed below  |_|    WITHHOLD AUTHORITY for the   |_|
                                      nominee(s) listed below

     Nominees:                      Nominee(s):_______________________________
Mr. Steven T. Francesco
Mr. John M. Faccibene                          _______________________________


                 FOR                   AGAINST                ABSTAIN
                 |_|                     |_|                    |_|



2.  PROPOSAL TO CHANGE OUR NAME FROM NETRIX CORPORATION TO NX NETWORKS, INC.

                 FOR                   AGAINST                ABSTAIN
                 |_|                     |_|                    |_|



          * * * CONTINUED AND MUST BE SIGNED ON THE REVERSE SIDE * * *

3. PROPOSAL TO APPROVE THE AMENDMENT TO THE NETRIX CORPORATION 1999 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES BY 2,500,000.

                  FOR                   AGAINST                ABSTAIN
                  |_|                     |_|                    |_|


4. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP TO SERVE AS NETRIX'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR ENDING DECEMBER 31, 2000.

                  FOR                   AGAINST                ABSTAIN
                  |_|                     |_|                    |_|


IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.




SIGNATURE:
          --------------------------             DATE:__________________________


SIGNATURE:
          --------------------------             DATE:__________________________
         (SECOND SIGNATURE IF HELD JOINTLY)

       NOTE: Please sign exactly as name or names appear on stock certificate as indicated hereon. Joint owners should each sign. When signing as attorney, executor, administrator or guardian, please give full title as such.


--------------------------------------------------------------------------------
STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY STATEMENT PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

--------------------------------------------------------------------------------